UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2018

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On August 15, 2018, MetLife, Inc. issued a news release announcing the declaration of (i) a quarterly dividend of $0.25555555 per share on MetLife, Inc.’s floating rate non-cumulative preferred stock, Series A, $25 liquidation preference per share; (ii) a semi-annual dividend of $28.23263888 per share on MetLife, Inc.’s 5.875% fixed-to-floating rate non-cumulative preferred stock, Series D, $1,000 liquidation preference per share; and (iii) a quarterly dividend of $394.53125 per share on MetLife, Inc.’s 5.625% non-cumulative preferred stock, Series E, $25,000 liquidation preference per share, which is $0.39453125 per depositary share, each representing a 1/1,000th interest in a share of Series E Preferred Stock. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1	News release of MetLife, Inc., dated August 15, 2018, announcing the declaration of a quarterly dividend on its floating rate non-cumulative preferred stock, Series A; a semi-annual dividend on its 5.875% fixed-to-floating rate non-cumulative preferred stock, Series D; and a quarterly dividend on its 5.625% non-cumulative preferred stock, Series E.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina
Name: Jeannette N. Pina
Title: Vice President and Secretary

Date: August 15, 2018